                                                                     EXHIBIT 4.3

                                 [Face of Note]
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                                                         CUSIP/CINS ____________

                    9 3/4% Senior Subordinated Notes due 2012

No. ___                                                            $____________


                               JARDEN CORPORATION

promises to pay to CEDE & CO. or registered assigns, the principal sum of

Dollars on _____________, 2012.

Interest Payment Dates:  ____________ and ____________

Record Dates:  ____________ and ____________

Dated:  _____, 20__

                                         JARDEN CORPORATION

                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK,
  as Trustee

By:
   -----------------------------------
            Authorized Signatory

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                                 [Back of Note]
                    9 3/4% Senior Subordinated Notes due 2012

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         (1) INTEREST. Jarden Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9 3/4% per annum from April 24, 2002 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be the first of May 1 or November 1 to occur after the date of issuance, unless such May 1 or November 1 occurs within one calendar month of such date of issuance, in which case the first Interest Payment Date shall be the second of May 1 or November 1 to occur after the date of issuance. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and any other Notes if any Holder of $1.0 million or more in aggregate principal amount of such Notes has provided wire transfer instructions to the Company or the Paying Agent for that purpose. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         (3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         (4) INDENTURE. The Company issued the Notes under an Indenture dated as of April 24, 2002 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture, except Sections 2.06(g) and 3.08 thereof, and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company unlimited in aggregate principal amount.

         (5) OPTIONAL REDEMPTION.

     Except as set forth in subparagraph (b) of this Paragraph 5, the Company will not have the option to redeem the Notes prior to May 1, 2007. Thereafter, the Company will have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

        Year                                                          Percentage
        ----                                                          ----------
        2007...................................................        104.875%
        2008...................................................        103.250%
        2009...................................................        101.625%
        2010 and thereafter....................................        100.000%

     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to May 1, 2005, the Company may redeem Notes with the net proceeds of a public equity offering at a redemption price equal to 109.750% of the aggregate principal amount thereof; provided that at least 65% in aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 45 days of the date of the closing of such public equity offering.

         (6) [Intentionally omitted.]

         (7) MANDATORY REDEMPTION.

     The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         (8) REPURCHASE AT OPTION OF HOLDER.

            (a) If there is a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

            (b) If the Company or a Subsidiary consummates any Asset Sales, within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $5 million, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.10 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         (9) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         (10) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         (11) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         (12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Subsidiary Guarantee with respect to the Notes.

         (13) DEFAULTS AND REMEDIES. Events of Default include: (i) the Company defaults for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes whether or not prohibited by the subordination provisions of the Indenture; (ii) the Company defaults in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes (including, but not limited to, amounts due in connection with Mandatory Redemption), whether or not prohibited by the subordination provisions of the Indenture, (iii) the Company or any of its Subsidiaries fails to comply with the provisions of
     Section 4.10 (other than the requirement that the resolution of the Board of Directors pursuant to clause (2) of the first paragraph of Section 4.10 be set forth in an Officers' Certificate delivered to the Trustee, with respect to which the Event of Default described in clause (5) of the paragraph will apply), 4.15 or 5.01 of the Indenture; (iv) the Company or any of its Subsidiaries fails to comply with the provisions of Section 4.07 or 4.09 of the Indenture such failure continues for 30 days; (v) the Company or any of its Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in the Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; (vi) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vii) certain final judgments against the Company or any Restricted Subsidiary for the payment of money that remain undischarged for a period of 60 days;
     (viii) certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and (ix) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor's Subsidiary Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the Notes; provided, however, that at any time after a declaration of acceleration under the

     Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences given certain circumstances as provided in the Indenture. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         (14) SUBORDINATION. Payment of principal, interest and premium and Liquidated Damages, if any, on the Notes is subordinated to the prior payment of Senior Debt on the terms provided in the Indenture.

         (15) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         (16) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         (17) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         (18) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         (19) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of April 24, 2002, between the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

         (20) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:


Jarden Corporation
Suite B-302
555 Theodore Fremd Avenue
Rye, NY 10580

Attention:  Ian G.H. Ashken

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                             -----------------------------------
                                                (Insert assignee's legal name)


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                  (Insert assignee's soc. sec. or tax I.D. no.)

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              (Print or type assignee's name, address and zip code)

and irrevocably appoint _____________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
     --------------------------

                               Your Signature:
                                              ----------------------------------
                                              (Sign exactly as your name appears
                                                    on the face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                        [ ] Section 4.10 [ ]Section 4.15

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                                 $__________________

Date:  _______________

                              Your Signature:
                                             ----------------------------------
                                             (Sign exactly as your name appears
                                                  on the face of this Note)

                              Tax Identification No.:__________________________


Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                           Principal Amount
                           Amount of decrease    Amount of increase in    of this Global Note       Signature of
                           in Principal Amount      Principal Amount        following such       authorized officer
                                   of                      of                  decrease             of Trustee or
    Date of Exchange        this Global Note        this Global Note         (or increase)            Custodian
    ----------------        ----------------        ----------------         -------------            ---------














* This schedule should be included only if the Note is issued in global form.